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                               EXHIBIT 11

            EMMIS BROADCASTING CORPORATION AND SUBSIDIARIES

            SCHEDULE OF CALCULATION OF PER SHARE NET INCOME

                                               FOR THE THREE MONTHS ENDED                   FOR THE TWELVE MONTHS ENDED
                                               --------------------------                   ---------------------------
                                                    FEBRUARY 28, 1997                             FEBRUARY 28, 1997
                                                    -----------------                             -----------------
                                                       WEIGHTED    CALCULATED                        WEIGHTED    CALCULATED
                                             NET        AVERAGE        PER             NET            AVERAGE        PER
                                           INCOME       SHARES        SHARE          INCOME            SHARES       SHARE
                                           ------      --------    ----------        ------          ---------    ---------
Shares outstanding and net
 income used in the
 determination of basic net
 income per share                       $1,240,000    10,900,756        $0.11      $15,440,000      10,966,208      $1.41

 Options                                                 424,250                                       485,382

 Used in the determination of
 primary net income per share           $1,240,000    11,325,006         0.11      $15,440,000      11,451,590      $1.35

 Options                                                     175                                         (A)

 Used in the determination of
 fully diluted net income per share     $1,240,000    11,325,181        $0.11      $15,440,000      11,451,590      $1.35

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(A) Excluded due to anti-dilutive effect

                                               FOR THE THREE MONTHS ENDED                 FOR THE TWELVE MONTHS ENDED
                                               --------------------------                 ---------------------------
                                                    FEBRUARY 29, 1996                          FEBRUARY 29, 1996
                                                    -----------------                          -----------------
                                                        WEIGHTED     CALCULATED                    WEIGHTED    CALCULATED
                                            NET         AVERAGE         PER           NET          AVERAGE        PER
                                           INCOME        SHARES        SHARE         INCOME         SHARES       SHARE
                                           ------       --------     ----------      ------        --------     ---------
 Shares outstanding and net
 income used in the
 determination of basic net
 income per share                       ($125,000)    10,703,668      ($0.01)      $10,308,000    10,690,677      $0.96

 Options                                                  (A)                                        518,185

 Used in the determination of
 primary net income per share           ($125,000)    10,703,668       (0.01)      $10,308,000    11,208,862      $0.92

 Options                                                  (A)                                         96,691

 Used in the determination of
 fully diluted net income per share     ($125,000)    10,703,668      ($0.01)      $10,308,000    11,305,553      $0.91


 (A) Excluded due to loss during the period